                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    --------

                                   FORM 8-K/A

                                    --------


                        AMENDMENT NO. 1 TO CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

                                 MARCH 15, 1996

                Date of Report (Date of earliest event reported)


                           URETHANE TECHNOLOGIES, INC.
             (Exact name of registrant as specified in its charter)


                                     Nevada
                         (State or other jurisdiction of
                         incorporation or organization)

Commission File Number: 1-11600                            33-0126369
                                                           (I.R.S. Employer
                                                           Identification No.)

1202 East Wakeham Ave.
Santa Ana, California                                92705
(Address of principal executive offices)             (Zip Code)


                                 (714) 973-0800
               Registrant's telephone number, including area code

Item 7.  FINANCIAL STATEMENTS AND EXHIBITS

(a)  Financial Statements of Business Acquired.

          Filed herewith are the following report, financial statements, and notes thereto, relating to BMC Acquisition, Inc. ("BMC") and the two-year period ended December 31, 1995:

                   Independent Auditors' Report                      F-1

                   Balance Sheets dated December 31, 1994
                             and 1995                                F-2 and F-3

                   Statements of Earnings and Retained Earnings
                             for the years ended December 31, 1994
                             and 1995                                F-4

                   Statements of Cash Flows for the years
                             ended December 31, 1994 and 1995        F-5

                   Notes to Financial Statements                     F-6

(b)  Pro Forma Financial Information.

          Pro forma financial information showing how the acquisition of BMC might have affected historical financial statements if it had been consummated as of January 1, 1995 is filed herewith:

                   Pro Forma Combined Statement of Operations
                             for the year ended December 31, 1995    P-1 and P-2

                   Pro Forma Combined Balance Sheet as of
                             December 31, 1995                       P-3 and P-4

                                                     First Center Office Plaza
                                                     Suite 400
                                                     26911 Northwestern Highway
                                                     Southfield, MI 48034-8439
                                                     810 262-1950

                                                     FAX 810 350-3581


               REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

                                                        [ GRANT THORNTON LOGO]

Board of Directors
Brin-Mont Corporation

We have audited the accompanying balance sheets of Brin-Mont Corporation (a Delaware corporation and a wholly-owned subsidiary of Evans Industries, Inc.) as of December 31, 1995 and 1994, and the related statements of earnings and retained earnings and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Brin-Mont Corporation as of December 31, 1995 and 1994 and the results of its operations and its cash flows for the years then ended in conformity with generally accepted accounting principles.


/s/ Grant Thornton LLP
- --------------------------
Grant Thornton LLP

Detroit, Michigan
March 8, 1996, (except for Note G as
  to which the date is March 15, 1996)

                             BRIN-MONT CORPORATION
             (A WHOLLY-OWNED SUBSIDIARY OF EVANS INDUSTRIES, INC.)

                                 BALANCE SHEETS
                                  DECEMBER 31,


                                                                          1995                     1994
                                                                       ----------               ----------
                      ASSETS
CURRENT ASSETS

  Cash                                                                 $    3,567               $    1,911
  Accounts receivable -- trade, less allowance for doubtful
    accounts of $18,000 in 1994                                         1,052,743                  777,882
  Amount due from parent company                                          360,423                  525,586
  Inventories                                                             518,210                  769,046
  Deferred income taxes                                                   404,000                       --
  Prepaid expenses                                                         12,678                   10,416
                                                                       ----------               ----------
    Total Current Assets                                                2,351,621                2,084,841

PROPERTY, PLANT AND EQUIPMENT
  Land                                                                    168,889                  168,889
  Building                                                                641,939                  641,939
  Building improvements                                                    21,029                   15,036
  Machinery and equipment                                               1,211,527                  859,235
  Furniture and equipment                                                  52,078                   48,989
                                                                       ----------               ----------
                                                                        2,095,462                1,734,088
  Less accumulated depreciation                                           806,875                  668,533
                                                                       ----------               ----------
                                                                        1,288,587                1,065,555
                                                                            2,350                       --
                                                                       ----------               ----------
Other Assets                                                           $3,642,558               $3,150,396
                                                                       ==========               ==========




   The accompanying notes are an integral part of these financial statements.

                                                                          1995                     1994
                                                                       ----------               ----------

LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES

  Accounts payable -- trade                                            $1,578,713               $1,096,539
  Accrued liabilities
    Salaries and wages                                                     43,565                   39,945
    Environmental remediation costs                                        30,000                   30,000
    Other                                                                     717                    8,968
  Deferred income taxes                                                    22,000                       --
                                                                       ----------               ----------
    Total Current Liabilities                                           1,674,995                1,175,452

ACCRUED ENVIRONMENTAL REMEDIATION COSTS                                   161,720                  246,926

STOCKHOLDERS' EQUITY
  Common stock -- authorized 1,000 shares of $50
    par value; issued and outstanding, 100 shares
    in 1995                                                                 5,000                    5,000
  Additional contributed capital                                        1,319,271                1,319,271
  Retained earnings                                                       481,572                  403,747
                                                                       ----------               ----------
                                                                        1,805,843                1,728,018
                                                                       ----------               ----------
                                                                       $3,642,558               $3,150,396
                                                                       ==========               ==========

                             BRIN-MONT CORPORATION
             (A WHOLLY-OWNED SUBSIDIARY OF EVANS INDUSTRIES, INC.)

                  STATEMENTS OF EARNINGS AND RETAINED EARNINGS

                                                                       YEARS ENDED DECEMBER 31,
                                                                 -----------------------------------
                                                                    1995                     1994
                                                                 ----------               ----------
Net sales                                                        $6,935,817               $8,163,441
Cost of goods sold                                                6,234,882                6,870,657
                                                                 ----------               ----------
      Gross Profit                                                  700,935                1,292,784
Operating expenses
  Selling                                                           132,155                  162,841
  General and administrative                                        621,955                  685,394
                                                                 ----------               ----------
                                                                    754,110                  848,235
                                                                 ----------               ----------
      Operating profit (loss)                                       (53,175)                 444,549

Other expense
  Interest                                                          246,000                    2,888
  State franchise tax                                                 5,000                    5,000
                                                                 ----------               ----------
      Earnings (loss) before income taxes                          (304,175)                 436,661
Income tax benefit -- deferred                                     (382,000)                      --
                                                                 ----------               ----------
      Net earnings                                                   77,825                  436,661

Retained earnings (accumulated deficit) at
   beginning of year                                                403,747                  (32,914)
                                                                 ----------               ----------
Retained earnings at end of year                                 $  481,572               $  403,747
                                                                 ==========               ==========
Earnings per share                                               $   778.25               $ 4,366.61
                                                                 ==========               ==========







   The accompanying notes are an integral part of these financial statements.

                             BRIN-MONT CORPORATION
             (A WHOLLY-OWNED SUBSIDIARY OF EVANS INDUSTRIES, INC.)

                           STATEMENTS OF CASH FLOWS
                           YEARS ENDED DECEMBER 31,

                                                                          1995                    1994
                                                                       ---------                ---------
CASH FLOWS FROM OPERATING ACTIVITIES
  Net earnings                                                         $  77,825                $ 436,661
  Adjustments to reconcile net earnings
    to net cash provided by operating activities
      Depreciation                                                       138,341                  116,912
      Deferred income tax benefit                                       (382,000)                      --
      Changes in assets and liabilities
        Accounts receivable                                             (274,861)                 167,248
        Due from parent company                                          165,163                 (782,297)
        Inventories                                                      250,836                 (118,203)
        Prepaid expenses                                                  (2,262)                  15,658
        Other assets                                                      (2,350)                      --
        Accounts payable                                                 482,174                   98,748
        Accrued liabilities                                              (89,837)                 133,400
                                                                        --------                ---------
          Net cash provided by operating activities                      363,029                   68,127

CASH FLOWS FROM INVESTING ACTIVITIES
  Additions to property, plant and equipment                            (361,373)                 (39,821)

CASH FLOWS FROM FINANCING ACTIVITIES
  Debt repayments                                                             --                  (39,384)
                                                                        --------                ---------
          Net increase (decrease) in cash                                  1,656                  (11,078)

Cash at beginning of year                                                  1,911                   12,989
                                                                        --------                ---------

Cash at end of year                                                     $  3,567                $   1,911
                                                                        ========                =========

Cash paid during the year for interest                                  $     --                $   2,888
                                                                        ========                =========



   The accompanying notes are an integral part of these financial statements.

                             BRIN-MONT CORPORATION
             (A WHOLLY-OWNED SUBSIDIARY OF EVANS INDUSTRIES, INC.)

                         NOTES TO FINANCIAL STATEMENTS

                               DECEMBER 31, 1995
- -------------------------------------------------------------------------------

NOTE A -- NATURE OF OPERATIONS

Brin-Mont Corporation is a supplier of urethane foam systems. Urethane foam systems are used to manufacture foam insulation for refrigerators, insulated doors, building panels, and roofing. The Company's principal market is North America.

NOTE B -- SUMMARY OF ACCOUNTING PRINCIPLES

A summary of Brin-Mont Corporation's (the Company's) significant accounting policies consistently applied in the preparation of the accompanying financial statements follows.

ACCOUNTS RECEIVABLE

The Company considers accounts receivable to be fully collectible; accordingly, no allowance for doubtful accounts is required. If amounts become uncollectible, they will be charged to operations when that determination is made.

INVENTORY

Inventory is stated at the lower of cost or market. Cost is determined by the first-in, first-out method.

The components of inventory at December 31, are as follows:


                                                    1995              1994
                                                  --------          --------

           Finished goods                         $114,495          $278,733
           Raw materials                           403,715           490,313
                                                  --------          --------
                                                  $518,210          $769,046
                                                  ========          ========


PROPERTY, PLANT AND EQUIPMENT

Depreciation is provided for in amounts sufficient to relate the cost of depreciable assets to operations over their estimated service lives. The Company uses the straight-line method for financial statement purposes and accelerated method for income tax purposes, with estimated useful lives ranging from 5 to 31-1/2 years.

INCOME TAXES

Income taxes are accounted for by using the asset and liability method. Deferred tax assets and liabilities are recognized for the expected future tax consequences of temporary differences between financial and tax bases of assets and liabilities. Assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled.

The Company files a consolidated federal income tax return with its parent company, Evans Industries, Inc.

                             BRIN-MONT CORPORATION
             (A WHOLLY-OWNED SUBSIDIARY OF EVANS INDUSTRIES, INC.)

            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- CONTINUED

                               DECEMBER 31, 1995
- -------------------------------------------------------------------------------

NOTE B -- SUMMARY OF ACCOUNTING POLICIES (CONTINUED)

USE OF ESTIMATES

In preparing financial statements in accordance with generally accepted accounting principles, management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and revenues and expenses during the reporting period. Actual results could differ from those estimates.

EARNINGS PER SHARE

Net earnings per share is based on the weighted average number of shares of common stock outstanding during each period. The number of shares used in the computation of earnings per share is 100 for the years ended December 31, 1995 and 1994.

NEW PRONOUNCEMENT

In March 1995, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 121 (SFAS) -- "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of." SFAS 121 establishes accounting standards for the impairment of long-lived assets, certain identifiable intangibles and goodwill related to those assets to be held and used for long-lived assets and certain intangibles to be disposed of. This statement becomes effective for the year ended December 31, 1996. Management does not believe that the adoption of this standard will have a significant effect on the consolidated financial statements of the Company.

NOTE C -- RELATED PARTIES

During the year ended December 31, 1995 and 1994, the Company paid management fees of $100,000 to its parent company.

During the year ended December 31, 1995, the Company paid interest of $246,000 to its parent company as an allocation of interest charged on the parent company's borrowings.

NOTE D -- ENVIRONMENTAL REMEDIATION COSTS

The Company has recorded an estimate for the clean-up of contaminated ground water. The clean-up includes installing groundwater recovery pumps and the operation of these pumps. As of March 8, 1996, the installation of the system was ninety-nine percent complete. The actual clean-up will take approximately three to four years at an estimated annual cost of approximately $30,000.

NOTE E -- CREDIT RISK

During the years ended December 31, 1995 and 1994, three customers accounted for 89% and 76%, respectively, of total annual sales.

                             BRIN-MONT CORPORATION
             (A WHOLLY-OWNED SUBSIDIARY OF EVANS INDUSTRIES, INC.)

            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- CONTINUED

                               DECEMBER 31, 1995

- --------------------------------------------------------------------------------

NOTE E -- CREDIT RISK (CONTINUED)

Accounts receivable from these three customers represent approximately 88% and 87% of total accounts receivable at December 31, 1995 and 1994.

NOTE F -- INCOME TAXES

The income tax provision reconciled to the tax computed at the statutory federal rate for the years ended December 31 is as follows:

                                                1995           1994
                                              ---------      ---------
    Expected expense (benefit) at
      statutory rate                           $(103,000)     $ 148,000
    State income tax                              (9,000)         9,000
    Loss carryforward                                  -       (155,000)
    Other                                        (19,000)        (2,000)
    Utilization of valuation allowance          (251,000)             -
                                               ---------      ---------
    Actual tax benefit                         $(382,000)     $       -
                                               =========      =========

Components of the Company's deferred tax assets and liability at December 31 are as follows:


                                                1995           1994
                                              ---------      ---------
    Deferred tax assets:
      Inventory valuation allowance           $102,000        $ 102,000
      Loss carryforward - federal              245,000          130,000
      Loss carryforward - state                 56,000           30,000
      Other                                      1,000           15,000
                                              --------         --------
                                               404,000          277,000
    Deferred tax liability - Depreciation      (22,000)         (26,000)
                                              --------         --------
                                               382,000          251,000
    Valuation allowance                              -         (251,000)
                                              --------         --------
    Net deferred tax asset                    $382,000         $      -
                                              ========         ========

The Company has loss carryforwards of approximately $720,000 which expire at various dates through 2010 to offset future taxable income.

As a result of the sale of the Company as described in Note G, the realization of the deferred taxes is now assured and the valuation allowance of $251,000 was reversed at December 31, 1995.

                             BRIN-MONT CORPORATION
             (A WHOLLY-OWNED SUBSIDIARY OF EVANS INDUSTRIES, INC.)

            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- CONTINUED

                               DECEMBER 31, 1995

- --------------------------------------------------------------------------------

NOTE G -- SUBSEQUENT EVENT

Effective, March 15, 1996 BMC Acquistion, Inc. and Urethane Technologies, Inc. purchased the assets and assumed liabilities of approximately $1,600,000 of the Company. The purchase price was $1,997,000 and common stock of the purchaser valued at $50,000.

                           URETHANE TECHNOLOGIES, INC.
                SELECTED COMBINED PRO FORMA FINANCIAL INFORMATION

The unaudited Pro Forma Results of Operations are intended to present the results of Urethane Technologies, Inc. (the Company) and Brin-Mont Corporation ("Brin-Mont") for the year ended December 31, 1995 as if the Company's acquisition of Brin-Mont on March 15, 1996 (the Acquisition) had occurred on January 1, 1995. The Pro Forma Combined Statement of Operations presented includes the historical results of operations of the Company for the year ended December 31, 1995 and the results of Brin-Mont for the year ended December 31, 1995. The Pro Forma Combined Balance Sheet gives effect to the Acquisition as if it occurred on December 31, 1995, using the Company's and Brin-Mont's historical balance sheets at that date.

The Acquisition has been accounted for by the purchase method of accounting. The purchase price has been allocated on a preliminary basis to the assets of Brin-Mont based on the estimated fair values of such assets. The adjustments included in these pro forma financial statements give effect to the amortization of goodwill associated with the Acquisition as well as the borrowing (and associated interest expense) and the issuance of common stock used to finance the Acquisition. The adjustments included in these pro forma financial statements also eliminate certain sales which will be considered intercompany transactions after the Acquisition. The pro forma financial statements do not purport to represent what the Company's results of operations would have been had the Acquisition occurred on the dates specified, or to project the Company's results of operations or financial position for any future period or date. The pro forma adjustments are based upon available information and certain adjustments that management believes are reasonable.

                           URETHANE TECHNOLOGIES, INC.
                   PRO FORMA COMBINED STATEMENT OF OPERATIONS
                                   (Unaudited)


For the year ended December 31, 1995:          Company        Brin-Mont     Adjustments        Pro Forma
                                             ------------     ---------     -----------       ------------

Net Sales                                     $26,590,982     $6,935,817    $ (53,867)(a)     $33,472,932

Cost of Sales                                  21,527,807      6,234,882       51,174 (a)      27,813,863
                                              -----------     ----------    ---------         -----------

Gross Profit                                    5,063,175        700,935       (2,693)          5,761,417
                                              -----------     ----------    ---------         -----------

Operating Expenses:
  Selling, general and administrative           4,206,277        615,769                        4,822,046
  Research and development expenses               548,622              0                          548,622
  Depreciation and amortization                   528,832        138,341       81,354 (b)         748,527
  Writedown of assets                              12,168              0                           12,168
                                              -----------     ----------    ---------         -----------
                 Total Operating Expenses       5,295,899        754,110       81,354           6,131,363
                                              -----------     ----------    ---------         -----------

Operating Loss                                   (232,724)       (53,175)     (84,047)           (369,946)
                                              -----------     ----------    ---------         -----------

Other (Income) Expense:
  Interest expense                                531,848        246,000      450,892 (c)       1,228,740
  Interest income                                 (19,430)             0                          (19,430)
  Minority interest in joint venture              (29,323)             0                          (29,323)
  Other                                           (38,453)         5,000                          (33,453)
                                              -----------     ----------    ---------         -----------
                 Total Other Expense              444,642        251,000      450,892           1,146,534
                                              -----------     ----------    ---------         -----------

Loss Before Tax Provision and Discontinued
  Operations                                     (677,366)      (304,175)    (534,939)         (1,516,480)

Tax Provision (Benefit)                             9,106       (382,000)     382,000 (d)           9,106
                                              -----------     ----------    ---------         -----------

(Loss) Income From Continuing Operations         (686,472)        77,825     (916,939)         (1,525,586)

Loss From Discontinued Operations              (1,660,330)             0                       (1,660,330)
                                              -----------     ----------    ---------         -----------

Net (Loss) Income                             $(2,346,802)    $   77,825    $(916,939)        $(3,185,916)
                                              ===========     ==========    =========         ===========

Net (Loss) Income Per Common Share:
  (Loss) Income from continuing operations    $     (0.07)    $   778.25                      $     (0.16)
  Loss from discontinued operations           $     (0.17)    $     0.00                      $     (0.16)
                                              -----------     ----------                      -----------

Net Loss Per Common Share                     $     (0.24)    $    778.25                     $     (0.32)
                                              ===========    ===========                      ===========

Weighted Average Number of Common shares
   Outstanding                                  9,777,026            100         30,769         9,807,895
                                              ===========    ===========    ===========       ===========


(a)  Reflects elimination of sales made by Brin-Mont to the Company during 1995.

(b)  Represents amortization of goodwill acquired in the Acquisition.

(c) Represents cash interest expense of $273,000 related to the $2 million in long-term debt issued to fund the Acquisition. Also includes the amortization of debt issuance costs and debt discount for a total of $177,892.

(d)  Reflects the elimination of Brin-Mont's historical income tax benefit.

                           URETHANE TECHNOLOGIES, INC.
                        PRO FORMA COMBINED BALANCE SHEET
                                   (Unaudited)


As of December 31, 1995:                       Company        Brin-Mont     Adjustments        Pro Forma
                                             ------------     ---------     -----------       ------------

ASSETS

CURRENT ASSETS:
   Cash                                      $   908,554      $    3,567      1,874,132 (a)    $   786,253
                                                                            ($2,000,000)(b)
   Accounts receivable, net                    4,170,720       1,052,743                         5,223,463
   Amount due from parent company                   --           360,423       (360,423)(c)              0
   Notes receivable                              147,026            --                             147,026
   Inventories                                 3,567,395         518,210       (158,853)(d)      3,926,752
   Deferred income taxes                            --           404,000       (404,000)(e)              0
   Prepaid expenses                              180,476          12,678                           193,154
                                             -----------      ----------    -----------        -----------
   TOTAL CURRENT ASSETS                        8,974,171       2,351,621     (1,049,144)        10,276,648
                                             -----------      ----------    -----------        -----------

EQUIPMENT AND LEASEHOLD IMPROVEMENTS:
   Manufacturing equipment and molds           3,102,981       1,211,527       (578,262)(f)      3,736,246
   Land and building                                --           831,857       (431,857)(f)        400,000
   Office equipment                              253,561          52,078        (32,108)(f)        273,531
   Leasehold improvements                         57,609            --                              57,609
   Equipment held under capital leases           767,401            --                             767,401
                                             -----------      ----------    -----------        -----------
                                               4,181,552       2,095,462     (1,042,227)         5,234,787
   Less: Accumulated depreciation and
    amortization                              (1,836,927)       (806,875)       806,875 (f)     (1,836,927)
                                             -----------      ----------    -----------        -----------
   NET EQUIPMENT AND LEASEHOLD
    IMPROVEMENTS                               2,344,625       1,288,587       (235,352)         3,397,860
                                             -----------      ----------    -----------        -----------
OTHER ASSETS:
   Goodwill, net                               3,141,101           --         1,391,065 (g)      4,532,166
   Notes receivable                              866,673           --                              866,673
   Patents and other intangible assets, net      301,321           --                              301,321
   Other assets                                  232,906           2,350        125,868 (a)        361,124
                                             -----------      ----------    -----------        -----------
   TOTAL OTHER ASSETS                          4,542,001           2,350      1,516,933          6,061,284
                                             -----------      ----------    -----------        -----------
                                             $15,860,797      $3,642,558    $   232,437        $19,735,792
                                             ===========      ==========    ===========        ===========

LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES:
   Accounts payable - trade                  $ 3,614,133      $1,578,713                       $ 5,192,846
   Other payables and accrued expenses         1,070,475          96,282        150,000 (h)      1,316,757
   Long-term debt - current portion               52,000            --                              52,000
   Capital lease obligations -
    current portion                              396,774            --                             396,774
                                             -----------      ----------    -----------        -----------
   TOTAL CURRENT LIABILITIES                   5,133,382       1,674,995        150,000          6,958,377
                                             -----------      ----------    -----------        -----------
LONG-TERM LIABILITIES:
   Line of credit                              3,291,723            --                           3,291,723
   Deferred tax liability                        359,680            --                             359,680
   Long-term debt                                386,710            --        1,636,520 (a)      2,023,230
   Capital lease obligations                     354,540            --                             354,540
   Accrued environmental remediation costs          --           161,720       (161,720)(i)              0
                                             -----------      ----------    -----------        -----------
   TOTAL LONG-TERM LIABILITIES                 4,392,653         161,720      1,474,800          6,029,173
                                             -----------      ----------    -----------        -----------

MINORITY INTEREST IN CONSOLIDATED JOINT
   VENTURE                                       678,956            --                             678,956

STOCKHOLDERS' EQUITY:
   Common stock                                  103,956           5,000            308 (b)        104,264
                                                                                 (5,000)(j)
   Capital in excess of par value             25,252,270       1,319,271     (1,319,271)(j)        25,665,442
                                                                                 49,692 (b)
                                                                                363,480 (a)
   Accumulated (deficit) earnings            (19,700,420)        481,572       (481,572)(j)    (19,700,420)
                                             -----------      ----------    -----------        -----------
   TOTAL STOCKHOLDERS' EQUITY                  5,655,806       1,805,843     (1,392,363)         6,069,286
                                             -----------      ----------    -----------        -----------
                                             $15,860,797      $3,642,558    $   232,437        $19,735,792
                                             ===========      ==========    ===========        ===========



                   NOTES TO PRO FORMA COMBINED BALANCE SHEET
                                  (unaudited)



(a) Reflects the issuance of $2 million in long-term debt for the purchase of Brin-Mont. The cash proceeds are shown net of debt issuance costs of $125,868. $363,480 of the long-term debt is allocated to warrants issued in conjunction with the debt.

(b) Reflects the $2 million cash component and the $50,000 stock component of the Acquisition.

(c) Reflects the elimination of amount due to Brin-Mont from its former parent company.

(d)  Reflects the write-down to fair market value of Brin-Mont's inventories.

(e)  Reflects the elimination of Brin-Mont's deferred income tax asset.

(f) Reflects the write-down to fair market value of Brin-Mont's net fixed assets.

(g) Reflects the excess of the purchase price of Brin-Mont over the fair market value of Brin-Mont's net assets.

(h)  Reflects an accrual of the estimated costs associated with the acquisition.

(i) Reflects the deletion of Brin-Mont's accrued environmental remediation costs as the clean-up work has been substantially completed.

(j)  Reflects the elimination of Brin-Mont's historical equity accounts.

                                    SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                       URETHANE TECHNOLOGIES, INC.


May 24, 1996                           By:  /s/ JAMES D. OREFICE
                                           -------------------------------------
                                                James D. Orefice
                                                Chief Executive Officer



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